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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2001

SILICON IMAGE, INC..
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887 (Commission File Number)	77-0396307 (IRS Employer Identification No.)
1060 East Arques Ave., Sunnyvale, CA (Address of principal executive offices)	94086 (Zip Code)

(408) 616-4000
(Registrant's telephone number)

(Former name or former address, if changed since last report)

ITEM 5  OTHER EVENTS.

    On October 30, 2001, the Board of Directors of Silicon Image, Inc. appointed Robert Gargus as Chief Financial Officer and Vice President, Finance and Administration. Before coming to Silicon Image, Mr. Gargus served as President and Chief Executive Officer, and previously, Chief Financial Officer, of TelCom Semiconductor, Inc. Daniel Atler, who previously served as Chief Financial Officer and Vice President, Finance and Administration of Silicon Image, will remain with the company as Executive Vice President, Strategic Business Development.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2001	SILICON IMAGE, INC.
	By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer and President

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SIGNATURE